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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86189) filed on August 30, 1999 and amended September 17, 1999 and Form S-8 (No. 333-82325) filed on July 6, 1999 of Wyndham International, Inc. of our reports dated February 15, 2000 except as to the information in Note 21 for which the date is March 27, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 29, 2000